EXHIBIT 10.8.2
THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
     THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of September 2, 2008 (“Amendment”) by and among PDG Environmental, Inc., a Delaware corporation (“Parent”), Project Development Group, Inc., a Pennsylvania corporation (“Project”), Enviro-Tech Abatement Services, Co., a North Carolina corporation (“Enviro-Tech”), and PDG, Inc., a Pennsylvania corporation (“PDG”), (Parent, Project, Enviro-Tech and PDG collectively, the “Initial Borrowers”), Flagship Restoration, Inc., a Delaware corporation (“Flagship”), and Servestec, Inc., a Florida corporation (Initial Borrowers, Flagship and Servestec, collectively, the “Borrowers”) and The Huntington National Bank, successor in interest to Sky Bank (“Bank”).
     WHEREAS, the Bank has provided certain loans to Borrowers pursuant to the terms of a an Amended and Restated Credit Agreement dated as of June 9, 2006, as amended by a Waiver and First Amendment to Amended and Restated Loan Agreement dated as of May 15, 2007, and Second Amendment to Amended and Restated Loan Agreement dated as of July 31, 2007 between the Borrowers and the Bank (together with all prior and future amendments, extensions, modifications and restatements thereof, the “Credit Agreement”); and
     WHEREAS, the loans made in accordance with the Credit Agreement (“Loans”) are evidenced by (i) the Facility A Note in the original principal amount of $400,000, (ii) the Facility D Note in the maximum aggregate amount of $15,000,000, and (iii) the Facility F Loans in the original principal amount of $400,000 executed by Borrowers in favor of the Bank; and
     WHEREAS, the indebtedness and obligations evidenced by the Notes are secured by, among other things, Borrowers’ accounts, accounts receivable, the proceeds and products of the foregoing, and all other property identified in the Security Agreements executed by Borrowers in favor of the Bank (together with all prior and future amendments, extensions, modifications and restatements thereof, collectively the “Security Agreements”) and Borrowers’ real property and all other property identified in the Open-End Mortgage and Security Agreement executed by Project in favor of the Bank (together with all prior and future amendments, extensions, modifications and restatements thereof, collectively, the “Mortgage”); and
     WHEREAS, the Credit Agreement, the Notes, the Security Agreements, the Mortgage and this Amendment, and any and all other documents, agreements, and instruments entered into in connection with any of the foregoing are collectively referred to as the “Loan Documents”; and
     WHEREAS, the Borrowers have requested the Bank to amend certain provisions of the Loan Documents, including the Facility D Expiry Date, as defined in the Credit Agreement; and
     WHEREAS, the Bank is willing to amend certain provisions of the Loan Documents subject to the terms and conditions set forth in this Amendment; and

     NOW THEREFORE, the parties hereto for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, covenant and agree as follows:
1. Affirmation of Recitals. The recitals set forth above are true and correct and incorporated herein by reference.
2. Definitions. All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to such terms in the Loan Documents.
3. Amendments to Certain Definitions in Section 1.01 of the Credit Agreement. Effective from and after the date hereof, the following provisions of Section 1.01 of the Credit Agreement shall be amended as follows:
(i)	The following defined term “Bonded Receivables” shall be inserted into Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Bonded Receivables” shall mean any accounts receivable arising from any work, jobs or projects for which a payment and/or performance bond has been issued or is otherwise subject to surety bonds.

(ii)	The following defined term “Borrowing Base Reduction Event” shall be inserted into Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Borrowing Base Reduction Event” shall mean any period during which 25% or more of the accounts receivable are more than one hundred twenty (120) days from the date of the invoice therefor.

(iii)	The defined term “Facility D Expiry Date” shall mean June 30, 2010.

(iv)	The following defined term “Facility D Loan Amount” shall be inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Facility D Loan Amount” shall mean:

(a)	For the period commencing on the Third Amendment Date through and including May 30, 2009, the Facility D Loan Amount shall be an amount not to exceed $15,000,000;

(b)	For the period commencing May 31, 2009 and continuing through November 29, 2009, the Facility D Loan Amount shall be an amount not to exceed $14,500,000; and

(c)	For the period commencing November 30, 2009 and continuing through the Facility D Expiry Date, the Facility D Loan Amount shall be an amount not to exceed $14,000,000.

(v)	The following defined term “Maximum Bonded Receivables” shall be inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Maximum Bonded Receivables shall mean:

(a)	For the period commencing on the Third Amendment Date through and including May 30, 2009, the Maximum Bonded Receivables shall be one hundred percent (100%) of Bonded Receivables for such period;

(b)	On May 31, 2009, the Maximum Bonded Receivables shall be not more than ninety percent (90%) of Bonded Receivables; and

(c)	On June 30, 2009 and on the last day of each successive calendar month thereafter, the Maximum Bonded Receivables shall be reduced by ten percent (10%) from the amount of Maximum Bonded Receivables permitted for the preceding calendar month.
(v)	Subsection (b) of the definition of “Qualified Accounts” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:
          “(b) The account arose from the performance of services or an outright sale of goods by such Borrower in the ordinary course of such Borrower’s business and such goods have been shipped, or services provided, to the account debtor and such Borrower has possession of, or has delivered to Bank, in the case of goods, shipping and delivery receipts evidencing such shipment. For the avoidance of doubt, in no event shall billings for work not yet performed in full by such Borrower nor any amount of retention or retainage more than sixty (60) days from the invoice date thereof, be considered a “Qualified Account.”
(vi)	Subsection (c) of the definition of “Qualified Accounts” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:
          “(c) The account is not subject to any prior assignment, claim, lien, or security interest, and such Borrower will not make any further assignment of the account or create any further security interest in the account, nor permit its rights in the account to be reached by attachment, levy, garnishment or other judicial process; provided, however, that Qualified Accounts may include Bonded Receivables; provided further, however, that in no event shall Bonded Receivables at any time exceed the then Maximum Bonded Receivables.”
(vii)	Subsection (g) of the definition of “Qualified Accounts” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:
          “(g) The account does not arise with respect to any one project of an account debtor from which more than 15% of accounts are more than ninety (90) days from the due date thereof or one hundred twenty (120) days from the date of the invoice therefor; provided, however, that in the event that Borrowers provide evidence acceptable to the Bank, in its sole discretion, that any accounts that would have otherwise been ineligible as Qualified Accounts based on the immediately preceding Accounts Aging Report (as defined in Section 5.01(e) of this Agreement) have been paid prior to the date of the Borrowing Base Certificate (“Subsequently Paid Accounts”), then such Subsequently Paid Accounts may be included in such

Borrowing Base Certificate as Qualified Accounts, subject to the other terms and conditions of this Agreement.”
(viii)	The following defined term “Third Amendment Date” shall be inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Third Amendment Date” shall mean September 2, 2008.”
4. Amendment to Section 2.02(c) of the Credit Agreement. Section 2.02(c) entitled “Borrowing Base” is hereby amended and restated in its entirety as follows:
          “(c) Subject to the terms and conditions of this Agreement, the maximum borrowing availability under this Agreement applicable to the Facility D Loans shall be equal to the lesser of (i) the Facility D Loan Amount then in effect or (ii) eighty percent (80%) of the aggregate gross amount of Qualified Accounts (the lesser of the amounts described in clauses (i) and (ii) of this sentence is sometimes referred to in this Agreement as the “Borrowing Base”): provided, however that in no event shall the Borrowing Base exceed sixty percent (60%) of Borrowers’ total accounts receivable at any time that a Borrowing Base Reduction Event is in effect.”
5. Amendment to Section 2.05(b) of the Credit Agreement. Section 2.05(b) entitled “Interest on Facilities D and F” shall be amended and restated as follows:
          “(b) Interest on Facilities D and F. The aggregate outstanding principal balance of the Facility D Loan, (i) for the period commencing on the Third Amendment Date and continuing through and including June 29, 2009, shall bear interest at the rate per annum equal to the Prime Rate plus one and one-half percent (1.5%), and (ii) for the period commencing June 30, 2009 and continuing through and including the Facility D Expiry Date, shall bear interest at a rate per annum equal to the Prime Rate plus two percent (2%). The aggregate outstanding principal balance of the Facility F Loans shall bear interest at a rate per annum equal to seven and twenty-five hundredths percent (7.25%)”
6. Amendment to Section 2.08 of the Credit Agreement. Section 2.08 of the Credit Agreement shall be amended and restated as follows:
          “Borrowers shall pay to Bank a commitment fee for Facility D payable in advance on the Third Amendment Date of $75,000 (the “Commitment Fee”). On June 30, 2009 and on each June 30 thereafter but excluding the Facility D Expiry Date, Borrowers shall pay the Bank a commitment fee in advance in the amount of 1% of the Facility D Loan Amount.”
7. Amendment to Section 2.14 of the Credit Agreement. Section 2.14 entitled “Interest Rate Incentive Pricing” shall be amended and restated as follows:
          “Section 2.14 Interest Rate Incentive Pricing. Provided no Event of Default exists, if, based on the 10-Q filed by Parent with the Securities and Exchange Commission, the Debt Service Coverage Ratio at the end of each fiscal quarter beginning with the fiscal quarter ended October 31, 2008 is equal to or greater than 1.5 to 1.0, then, during the subsequent fiscal quarter (and only the subsequent fiscal quarter unless the foregoing condition is satisfied again), interest rate applicable to the Facility D Loans shall be reduced by one-half of one percent (.5%); provided, however, in no event shall the interest rate applicable to the Facility D Loans be less than the Prime Rate plus one percent (1%) per annum.”
8. Amendment to Section 5.01 of the Credit Agreement.
(i)	Effective from and after the date hereof, Section 5.01(e) of the Credit Agreement entitled “Borrowing Base Certificates and Other Reports” shall be amended and restated as follows:
                    “(e) Borrowing Base Certificates and Other Reports. Borrowers shall furnish to Bank a Borrowing Base Certificate within fifteen (15) days after the end of each calendar month. In addition, within fifteen (15) days after the end of each calendar month, Borrowers will deliver to Bank a schedule of all of their accounts receivable, identifying all accounts, and the aging thereof by open invoice for each project of each Borrower (the “Accounts Aging Report”), and the aging thereof by open invoice for each customer of each Borrower, and such other reports concerning the accounts receivable as Bank shall require, all certified as to accuracy by the President or any Vice President of Parent and all in such form as Bank shall require. Borrowers shall also promptly provide Bank with all information requested by Bank with respect to any account debtor. In addition, within thirty (30) days after the end of each calendar month, Borrowers shall provide Bank with a schedule of accounts payable and monthly back-log reports and monthly job status reports, including an explanation of any significant variances, all certified as to accuracy by the appropriate officer of Parent and all in such form as Bank shall require.”
(ii)	The following language shall be inserted as Section 5.01(k) of the Credit Agreement:
“(k)	Redemption Pro Formas and Compliance Certificates:
               On or before April 30, 2009, Parent shall deliver to Bank a pro forma calculating the redemption payment to be made on June 30, 2009 on account of the Series C Preferred Stock or any other capital stock of Parent, together with a compliance certificate executed by the President or any Vice President of Borrowers, stating that no Event of Default or Potential Default exists or will exist after the making of the projected redemption payment, and that the Borrowers are in compliance with the financial covenants contained in the Credit Agreement, and will continue to be in compliance after giving effect to such redemption payment (a “Redemption Compliance Certificate”). In addition, Borrowers shall deliver a Redemption Compliance Certificate to the Bank with any copy of any notice or request for redemption which Borrowers, or any of them, are required to deliver to the Bank pursuant to Section 6.05 or any other provision of the Credit Agreement.”
9. Financial Covenants.

(i)	Section 5.13 Debt Service Coverage Ratio is hereby amended and restated in its entirety to read as follows:
          “Borrowers shall maintain a Debt Service Coverage Ratio after the date hereof in the following amounts, which shall be tested at the end of each fiscal quarter on a rolling four quarter basis:

For October 31, 2008	.75 to 1
For January 31, 2009 and each fiscal quarter thereafter	1.3 to 1.0
(ii)	Section 5.14 Debt to Worth Ratio is hereby amended and restated in its entirety to read as follows:
          “Borrowers shall maintain a Debt to Worth Ratio of not greater than 2.75 to 1.0 on October 31, 2008; and 2.25 to 1.0 on January 31, 2009, and at the end of each fiscal quarter thereafter. This Ratio shall be tested at the end of each fiscal quarter.
(iii)	Section 5.15 Net Worth is hereby amended and restated in its entirety to read as follows:
          “Borrowers shall maintain a Net Worth at all times, to be tested at the end of each fiscal quarter, in the amount of at least (a) $11,000,000 at October 31, 2008, and (b) $11,500,000 at the end of each quarter thereafter, which amount shall increase quarterly by an amount equal to seventy-five percent (75%) of Net Income, until Net Worth equals $15,000,000.”
10. Waiver. Borrowers have provided Bank with financial projections for the period ended July 31, 2008, which show actual operating results through May 30, 2008 (collectively, the “Projections”). The Projections contemplate violations of the Debt Service Coverage Ratio covenant; (ii) the Debt to Worth Ratio covenant, and (iii) the Net Worth covenant, in the amounts set forth in the Projections (the “Projected Defaults”). Subject to the terms and conditions set forth in this Agreement, the Bank hereby waives the Projected Defaults. This waiver does not, either implicitly or explicitly, alter, waive or amend any other provisions of the Loan Documents, nor indicate an agreement on the part of the Bank to grant any additional future waivers for covenant defaults or other defaults of the Loan Documents, or any defaults of financial covenants in excess of the Projected Defaults as contemplated in the Projections.
11. Appraisal, Environmental Assessment, Title Searches and Lien Searches.
(i)	Borrowers hereby acknowledge and agree that the Bank will order an updated real estate appraisal of the real property encumbered by the Mortgage and an environmental assessment from third party professionals, acceptable to the Bank in all respects. The costs of such reports and investigations shall be borne by Borrowers in accordance with Section 18 of this Amendment. The appraisal and environmental assessment may be completed after the Third Amendment Date but no later than August 31, 2009. Any environmental issues identified must be remediated or remedied to the sole satisfaction of the Bank;

(ii)	No later than September 30, 2008, Borrowers shall provide a title search performed by a title company acceptable to the Bank in all respects which will confirm that the Bank’s first mortgage position is intact, subject only to liens permitted under the Credit Agreement. Any modification of the Mortgage will, at the Bank’s option, be insured under the existing title policy, and Borrowers shall pay the cost of such title insurance, including any endorsements in accordance with Section 18 of this Amendment. In addition, no later than September 30, 2008, Borrowers shall provide lien searches satisfactory to the Bank in all respects on each of the Borrowers , which lien searches shall confirm that the Bank has a first lien security interest in all the assets of the Borrowers, subject only to liens permitted under the Loan Agreement. The cost of such searches shall be borne by the Borrowers in accordance with Section 18 of this Amendment.
12. Representations and Warranties.
(i)	Each Borrower has and will continue to have corporate power and authority to execute, deliver and perform the provisions of this Amendment, the other Loan Documents, and the Credit Agreement as amended hereby and to execute and deliver the instruments required by the provisions of the Credit Agreement as amended hereby to be executed and delivered by it; and all such action has been duly and validly authorized by all necessary corporate proceedings on the part of each Borrower.

(ii)	The execution and delivery of this Amendment and the carrying out of this Amendment, the other Loan Documents, and the Credit Agreement as amended hereby will not violate any provisions of law or the articles of incorporation or bylaws of any Borrower or of any agreement or other instrument to which any Borrower is a party or by which it is bound or to which it is subject.

(iii)	This Amendment and the other Loan Documents, which have been duly and validly executed and delivered by Borrowers, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of each Borrower enforceable in accordance with the terms hereof and thereof.

(iv)	The representations and warranties by the Borrowers contained in the Credit Agreement and the other Loan Documents are correct and accurate on and as of the date hereof.

(v)	No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.
13. Collateral. The Obligations shall continue to be secured by a first priority security interest in and lien upon all of the Borrowers’ inventory, accounts, accounts receivable, and the proceeds and products thereof, and all of the other property that may be identified in the Security Agreement and the Mortgage. In no event shall the Borrowers suffer or permit any payment or performance bonds to encumber any accounts receivable arising from any work, jobs or project other than those accounts receivable directly arising from the specific bonded work, jobs or projects.
14. Conditions to this Amendment. The obligation of the Bank to enter into this Amendment and to continue to make any loan or advance under the Credit Agreement is subject to the satisfaction of the following further conditions:
     (a) This Amendment shall have been duly executed by the Borrowers and delivered to the Bank.
     (b) The Mortgage Modification attached hereto as Exhibit A has been duly executed by Project, appropriately acknowledged by a notary public and delivered to the Bank
     (c) Corporate resolutions and other certifications by or on behalf of the Borrowers, in form and substance required by the Bank in its sole and absolute discretion and such resolutions and certifications shall have been delivered to the Bank on the date of this Amendment;
     (d) The Borrowers shall pay to the Bank the Commitment Fee and all fees provided for in Section 18 hereof on the date of this Amendment; and
     (e) The Borrowers shall provide an opinion of counsel in form and substance satisfactory to the Bank.
15. Acknowledgment of No Claims. Each of the Borrowers acknowledges and agrees that it (a) has no claims, counterclaims, setoffs, actions or causes of action of any kind or nature whatsoever against the Bank or any of its directors, officers, employees, agents, attorneys, legal representatives, successor or assigns, that directly or indirectly arise out of or are based upon or in any manner connected with any Prior Related Event, (b) certifies that there is no impairment of the validity or enforceability of this Amendment or any of the Loan Documents to which it is a party, and (c) hereby waives and releases the same. As used herein the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, was permitted or begun prior to the execution of this Amendment and occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of this Amendment or any of the Loan Documents (or prior iterations thereof), or which was related or connected in any manner, directly or indirectly, to the loans made or secured pursuant thereto or evidenced thereby.
16. No Bankruptcy Intent. Each of the Borrowers represents and warrants that it has no present intent (i) to file any voluntary petition under any chapter of the Bankruptcy Code, title 11 U.S.C., or in any manner seek relief, protection, reorganization, liquidation or dissolution, or similar relief for borrowers under any other state, local, federal or other insolvency laws, either at the present time, or at any time hereafter, or (ii) directly or indirectly to cause any involuntary petition to be filed against any Borrower, or directly or indirectly to cause any Borrower to become the subject of any proceedings pursuant to any other state, federal or other insolvency law providing for the relief of borrowers, either at the present time, or at any time hereafter, or (iii) directly or indirectly to cause any interest of any Borrower to become the property of any bankrupt estate or the subject of any state, federal or other bankruptcy, dissolution, liquidation or insolvency proceedings.
17. No Fraudulent Intent. Neither the execution and delivery of this Amendment, nor the performance of any actions required hereunder or described herein is being consummated by any Borrower with or as a result of any actual intent by such Borrower to hinder, delay or defraud any entity to which such Borrower is not or will hereafter become indebted.
18. Reimbursement of Expenses.
     The Borrowers, jointly and severally, agree to pay or cause to be paid and save the Bank harmless against liability for the payment of all out-of-pocket expenses incurred by the Bank, including without limitation, appraisals, environmental consultants, accountants and other professional experts or independent contractor fees, costs and expenses and fees and expenses of legal counsel (including inside counsel) (a) arising in connection with the development, preparation, printing, execution, administration, interpretation and performance of this Amendment and any of the Loan Documents, (b) relating to any requested amendments, waivers or consents pursuant to the provisions hereof or thereof whether or not such are implemented, and (c) arising in connection with the enforcement of this Amendment or any Loan Documents, including the proof and allowability of any claim arising thereunder, whether in bankruptcy or receivership proceedings or otherwise and monitoring and otherwise participating in any bankruptcy, receivership or similar proceeding involving or affecting the Borrower or any other person or entity which may have any liability for any of the obligations of the Borrower under this Amendment and the Loan Documents.
19. Notices. Any notice or other written communication required hereunder shall be in writing and shall be deemed to have been validly delivered (a) upon deposit in the United States mail, with proper postage prepaid, (b) by hand delivery, or (c) by overnight express mail courier, and addressed to the party to be notified at the following address or to such other address as each party may designate for himself or herself in writing by like notice:

To the Borrowers or any of them:	To the Bank:

PDG Environmental, Inc.	The Huntington National Bank
1386 Beulah Road, Building 801	Pitt Times Building
Pittsburgh, PA 15235	336 Fourth Avenue, Suite 2
Attention: John C. Regan	Pittsburgh , PA 15222
Attention: Richard M. Collins
Vice President

with a copy to:	with a copy to:

James D. Chiafullo, Esq.	Suzanne Ewing, Esq.

Cohen & Grigsby, P.C.	Buchanan Ingersoll & Rooney
11 Stanwix Street	20th Floor, One Oxford Centre
Pittsburgh, PA 15222	Pittsburgh, PA 15219
20. Due Authority; Valid and Binding. Each of the Borrowers represents that its execution and delivery of this Amendment and the carrying out of this Amendment and the Loan Documents to which it is a party, as amended hereby, will not violate any provisions of the law, its articles of incorporation or bylaws, or of any agreement or other instrument to which it is a party or by which it is bound or to which it is subject. Each of the Borrowers further represent that this Amendment has been duly authorized by all necessary action and this Amendment and the Loan Documents to which it is a party, as amended, constitute legal, valid and binding obligations of such party, enforceable in accordance with the terms hereof.
21. Entire Agreement; Governing Law. This Amendment sets forth the entire agreement relating to the subject matter hereof and supersedes all prior statements, agreements and understandings, whether written or oral, relating thereto. None of the provisions hereof may be waived, changed or terminated, except by a writing signed by the parties hereto. This Amendment and the respective rights and obligations created hereby shall be interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be wholly performed within such Commonwealth. The paragraph titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement to the parties hereto.
22. Jurisdiction and Venue. The parties hereto agree that the United States District Court for the Western District of Pennsylvania and the Court of Common Pleas of Allegheny County, Pennsylvania, may have jurisdiction to hear and determine any claims or disputes as to matters pertaining to this Amendment or any matter arising therefrom. The parties hereto hereby expressly submit and consent in advance to such jurisdiction and venue in any proceeding commenced against the parties in either of such courts. Notwithstanding the foregoing, the parties hereto reserve to themselves the right to assert federal court jurisdiction based upon diversity of citizenship or any other basis upon which such federal jurisdiction may be properly claimed and asserted and, to such end, reserve to themselves the right to remove any action commenced in the Court of Common Pleas of Allegheny County, Pennsylvania, to the United States District Court for the Western District of Pennsylvania if such removal be authorized by law.
23. WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY CONTROVERSY ARISING OUT OF OR RELATING TO THIS AMENDMENT.
24. ACKNOWLEDGMENT OF DISCLOSURE AND WAIVER OF CONFESSION OF JUDGMENT RIGHTS. (a) EACH OF THE BORROWERS HEREBY ACKNOWLEDGES AND AGREES THAT THE NOTE CONTAINS PROVISIONS UNDER WHICH THE BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST THE BORROWERS. EACH OF THE BORROWERS BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY

JUDGMENT OR OTHER CLAIMS THAT MAY BE ASSERTED AGAINST IT BY THE BANK HEREUNDER BEFORE JUDGMENT IS ENTERED, IT HEREBY FREELY AND KNOWINGLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE BANK ENTERING JUDGMENT AGAINST IT BY CONFESSION PURSUANT TO THE TERMS THEREOF.
     (b) EACH OF THE BORROWERS ALSO ACKNOWLEDGES AND AGREES THAT THE NOTE CONTAINS PROVISIONS UNDER WHICH THE BANK, TO THE EXTENT PERMITTED BY APPLICABLE LAW MAY, AFTER ENTRY OF JUDGMENT AND WITHOUT EITHER NOTICE OR A HEARING, ATTACH, LEVY OR OTHERWISE SEIZE PROPERTY OF THE BORROWERS IN FULL OR PARTIAL PAYMENT OF THE JUDGMENT, BEING FULLY AWARE OF ITS RIGHTS AFTER JUDGMENT IS ENTERED (INCLUDING, WITHOUT LIMITATION, THE RIGHT TO MOVE TO OPEN OR STRIKE THE JUDGMENT), EACH OF THE BORROWERS HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE BANK’S TAKING SUCH ACTIONS AS MAY BE PERMITTED UNDER APPLICABLE STATE AND FEDERAL LAW WITHOUT PRIOR NOTICE TO IT.
25. Time is of the Essence. Time shall be of the strictest essence in the performance of each and every one of the Borrowers’ obligations hereunder including, without limitation, the obligations to make payments to the Bank, to furnish information to the Bank and to comply with all reporting information.
26. No Waiver of Rights under the Loan Documents. The Bank expressly reserves any and all rights and remedies available to it under this Amendment, the Loan Documents, any other agreement or at law or in equity or otherwise. No failure to exercise, or delay by the Bank in exercising any right, power or privilege hereunder or under any of the Loan Documents shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Amendment and the Loan Documents are cumulative and not exhaustive of each other or of any right or remedy provided by law or equity or otherwise. No notice to or demand upon any Borrower in any instance shall, in itself, entitle any Borrower to constitute a waiver of any right of the Bank to take any other or further action in any circumstance without notice or demand.
27. No Commitment. This Amendment is not intended as a commitment by the Bank to modify the Loan Documents in any respect or otherwise, except to the extent expressly set forth herein, and the Bank hereby specifically confirms that it makes no such commitment and specifically advises that no action should be taken by any Borrower based upon any understanding that such a commitment exists or on any expectation that any such commitment will be made in the future.
28. No Third Party Beneficiaries. This Amendment is made for the sole benefit and protection of the Bank and the Borrowers and their respective successors and permitted assigns. By execution of this Amendment, the Bank does not intend to assume and is not hereby assuming any obligation to any third party. No third party shall be or shall be deemed a beneficiary of this Amendment.
29. Marshalling; Payments Set Aside. The Bank shall not be under any obligation to marshall any assets in favor of any Borrower or any other person or against or in payment of any or all of the Obligations. To the extent that a payment or payments are made to the Bank or the Bank enforces any of its liens, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrowers, or any of them, a trustee, receiver or any other person under any law including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of any such restoration, the obligation or part thereof and any lien relating thereto originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.
30. Voluntary Agreement. Each of the Borrowers represents and warrants that it is represented by legal counsel of its choice and that it has consulted with counsel regarding this Amendment, that it is fully aware of the terms contained herein and that it has voluntarily and without coercion or duress of any kind entered into this Amendment.
31. Severability. In case any one or more of the provisions of this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalid, illegal or unenforceable provision shall be deemed modified to the extent necessary to render it valid while most nearly preserving its original intent.
32. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
33. Binding Agreement. This Amendment shall be binding upon and shall inure to the benefit of the Borrowers and the Bank and their respective heirs, successors and assigns; provided, however, that the Borrowers may not assign any of their rights or duties hereunder without the prior written consent of the Bank.
[SIGNATURES APPEAR ON THE NEXT PAGE.]

     WITNESS the due execution hereof with the intent to be legally bound.

ATTEST:	PDG ENVIRONMENTAL, INC.

By:	By:	/s/ John C. Regan

ATTEST:	PROJECT DEVELOPMENT GROUP, INC.

By:	By:	/s/ John C. Regan

ATTEST:	ENVIRO-TECH ABATEMENT SERVICES, CO.

By:	By:	/s/ John C. Regan

ATTEST:	PDG, INC.

By:	By:	/s/ John C. Regan

ATTEST:	FLAGSHIP RESTORATION, INC.

By:	By:	/s/ John C. Regan

ATTEST:	SERVESTEC, INC.

By:	By:	/s/ John C. Regan

ATTEST:	THE HUNTINGTON NATIONAL BANK

By:	By:	/s/ Richard M. Collins

Richard M. Collins, Vice President